Exhibit 3.4
SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF FCA US LLC
This Second Amendment (“Amendment”) to the Fourth Amended and Restated Limited Liability Company Agreement of FCA US LLC, a Delaware limited liability company, formerly known as Chrysler Group LLC (the “Company”), is made and entered into as of January 1, 2015. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Fourth Amended and Restated Limited Liability Company Agreement of the Company dated as of June 10, 2014 (the “Agreement”).
WHEREAS, the Agreement was entered into by FCA North America Holdings LLC, a Delaware limited liability company, formerly known as Fiat North America LLC (“FNA”), and each of FNA Holdco 00, LLC, FNA Holdco 01, LLC, FNA Holdco 02, LLC, FNA Holdco 03, LLC, FNA Holdco 04, LLC, FNA Holdco 05, LLC, FNA Holdco 06, LLC, FNA Holdco 07, LLC, FNA Holdco 08, LLC, FNA Holdco 09, LLC, FNA Holdco 10, LLC, FNA Holdco 11, LLC and FNA Holdco 12, LLC, as the members of the Company;
WHEREAS, effective as of December 28, 2014, each of FNA Holdco 00, LLC, FNA Holdco 01, LLC, FNA Holdco 02, LLC, FNA Holdco 03, LLC, FNA Holdco 04, LLC, FNA Holdco 05, LLC, FNA Holdco 06, LLC, FNA Holdco 07, LLC, FNA Holdco 08, LLC, FNA Holdco 09, LLC, FNA Holdco 10, LLC and FNA Holdco 11, LLC have merged with and into FNA; and
WHEREAS, effective as of January 1, 2015, FNA Holdco 12, LLC has merged with and into FNA; and
WHEREAS, the parties desire to amend certain provisions of the Agreement to reflect the change in Members of the Company.
NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:
1.    the Schedule of Members to the Agreement will be amended so that it reads in its entirety as follows.
“Schedule of Members
Name and Address
of Members                        Membership Interests
Number of Units    Total Interests
FCA North America Holdings LLC

1,632,654

100%
c/o Fiat Chrysler Finance North America, Inc.
7 Times Square Tower, Ste 4306
New York, NY 10036
TOTAL

1,632,654

100%
”
2.    Any further amendments required to be made to the Agreement to reflect that FNA is the only remaining Member of the Company are hereby adopted as if set forth fully herein.
Except as amended herein, the Agreement shall remain in full force and effect.

The undersigned have executed and delivered this Amendment as of the date first above written.

FCA North America Holdings LLC
By: s/ Stefano Salvini
Name: Stefano Salvini
Title: President and Chief Executive Officer
FCA US LLC
By: /s/ Marjorie H. Loeb
Name: Marjorie H. Loeb
Title: Senior Vice President, General Counsel
and Secretary

1. Second Amendment to Fourth Amended and Restated Limited Liability Company Agreement